Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, the undersigned officer of Mainz Biomed N.V., a company incorporated under the laws of the Netherlands (the “Company”), hereby certifies, to such officer’s knowledge, that:

(i)	the Annual Report on Form 20-F of the Company for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 7, 2023

/s/ Guido Baechler
Guido Baechler
Title: Chief Executive Officer

/s/ William Caragol
William Caragol
Title: Chief Financial Officer

The foregoing certification is not deemed filed for purpose of Section 18 of the Exchange Act and not incorporated by reference with any filing under the Securities Act.